Exhibit 99.1

For Immediate Release	Contact:	Gayatri Narayanan (Investors)
Edelman
212-704-4577
gayatri.narayanan@edelman.com
Kellie Hotz (Media Inquiries)
Edelman
312-240-2701
kellie.hotz@edelman.com

CRYO-CELL INTERNATIONAL, INC. REPORTS RESULTS

FOR FISCAL 2008

Company Achieves Profitability in Fourth Quarter of Fiscal 2008

Oldsmar, FL – March 2, 2009 – Cryo-Cell International, Inc. (OTC Bulletin Board Symbol: CCEL) (the “Company”), one of the world’s largest and most established family cord blood banks and an industry leader of innovative stem cell solutions, today announced results for fiscal 2008.

Consolidated revenues for the fiscal year ended November 30, 2008 were approximately $17.3 million compared to approximately $17.5 million for the fiscal year ended November 30, 2007. The Company reported a net loss in fiscal 2008 of approximately $760,000, or ($0.06) per basic common share, compared to net loss of approximately $5.0 million, or ($0.43) per basic common share, in fiscal 2007. The decrease in the net loss in fiscal 2008 is primarily the result of a 25% decrease in marketing, general and administrative expenses. In addition, research and development expenses were approximately $194,000 in fiscal 2008, a decrease of approximately 64% in comparison to fiscal 2007.

The Company recognized approximately $898,000 in licensee income for the fiscal year ended November 30, 2008, compared to approximately $951,000 for the fiscal year ended November 30, 2007. Of the 2008 licensee income, $100,000 was related to an installment of a non-refundable up-front license fee from the licensee of the Company’s U-Cord program in Venezuela. The Company also recognized approximately $90,000 from an installment of a non-refundable license fee paid by the licensee of the Company’s C’elle menstrual stem cell preservation program in India and, optionally, certain neighboring countries under a license agreement entered into in March 2008. The remaining approximately $708,000 is royalty income earned on subsequent processing and storage of specimens in geographical areas where the Company has license agreements, and from the sale of sub-license agreements by licensees. Licensee income for the twelve months ended November 30, 2007 consisted of approximately $255,000 received as an installment payment from the non-recurring sale of the India license agreement and $696,000, of royalty income earned on the subsequent processing and storage of specimens in geographical areas where the Company has license agreements, and from the sale of sub-license agreements by licensees.

Consolidated revenues for the three month period ended November 30, 2008 were approximately $4.1 million compared to approximately $4.3 million for the three month period ended November 30, 2007. The Company reported net income for the three months ended November 30, 2008 of approximately $32,000, or $0.00 per basic common share, compared to a net loss of approximately $1.7 million, or ($0.14) per basic common share, for the three months ended November 30, 2007. The net income for the three months ended November 30, 2008 is primarily the result of a 35% decrease in marketing, general and administrative expenses. In addition, research and development expenses were approximately $33,000 during the three months ended November 30, 2008, a decrease of approximately 49% in comparison to the three months ended November 30, 2007.

As of November 30, 2008, the Company had approximately $4.7 million in available cash, cash equivalents, marketable securities and other investments compared to $4.4 million as of November 30, 2007. The Company has no debt.

In a major strategic development on November 1, 2007, the Company announced its discovery of novel stem cell technology and successfully launched C’elle (pronounced “C-L”), the world’s first-ever commercial service allowing women to cryopreserve their own menstrual stem cells. C’elle menstrual stem cells are adult stem cells that demonstrate many properties associated with both embryonic stem cells and mesenchymal stem cells (a highly potent adult stem cell in therapeutic use today derived from connective tissue). C’elle menstrual stem cells have demonstrated the capability in preliminary research to differentiate into other cell types, such as nervous system, heart, bone, fat and cartilage cells and may potentially be pluripotent. The Company believes C’elle menstrual stem cells may have a significant impact in advancing the stem cell industry and regenerative medicine in the future. The C’elle service is based on Cryo-Cell’s comprehensive intellectual property (IP), for which patent applications are pending, related to the procurement, processing, isolation, cryo-preservation and composition of matter related to these unique menstrual stem cells. The Company has executed numerous collaborative research agreements with several leading stem cell researchers who are studying C’elle menstrual stem cells in various pre-clinical models including diabetes; breast cancer; heart disease, vascular regeneration and stroke.

“Cryo-Cell made significant progress in fiscal 2008 on multiple fronts”, stated Mercedes Walton, Chairman and CEO. “The Company successfully advanced commercialization of our exclusive ground-breaking service, C’elle, which is based on Cryo-Cell’s expansive IP technology portfolio. This innovative and proprietary new service is available both as a standalone product and as a uniquely differentiated “Protect Baby, Protect Mom”® bundle with our signature U-Cord® product. During FY08 the Company executed license and distribution agreements for C’elle with partners in Southeast Asia, Latin America and Europe. Cryo-Cell also achieved significant operational efficiencies that contributed to an 84% decrease in the net loss of FY08 compared to FY07.”

“Despite recent unprecedented decline in U.S. consumer confidence and discretionary household spending, Cryo-Cell is pleased to report significantly improved results for fiscal year 2008 that include gross margins of 65%, a cash-positive balance sheet, no debt and profitability in Q408. During challenging economic times, we believe that consumers are keenly influenced by Cryo-Cell’s long-standing legacy as a superior quality and high-value industry leader with a loyal and growing base of over 175,000 clients worldwide.” Ms. Walton continued. “Moving forward, the Company anticipates that new developments related to significant progress in the stem cell industry may potentially emerge to create exciting strategic business opportunities. We intend to build on our encouraging momentum and to aggressively advance the Company’s global leadership in stem cell innovation. We believe that Cryo-Cell is potentially uniquely well-positioned, both strategically and operationally, to deliver solid performance that we expect may positively influence shareholder value in fiscal 2009.”

About Cryo-Cell International, Inc.

Based in Oldsmar, Florida, with over 175,000 clients worldwide, Cryo-Cell is one of the largest and most established family cord blood banks. ISO 9001:2000 certified and accredited by the AABB, Cryo-Cell operates in a state-of-the-art Good Manufacturing Practice and Good Tissue Practice (cGMP/cGTP)-compliant facility. In November 2007, the Company launched C’elle (pronounced “C-L”), the world’s first-ever commercial service allowing women to cryopreserve their own menstrual stem cells. Cryo-Cell is a publicly traded company. OTC Bulletin Board Symbol: CCEL. Expectant parents or healthcare professionals may call 1-800-STOR-CELL (1-800-786-7235) or visit www.cryo-cell.com. For more information about C’elle visit http://www.celle.com.

Forward-Looking Statement

Statements wherein the terms “believes”, “intends”, “projects” or “expects” as used are intended to reflect “forward-looking statements” of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements or paragraphs, many of which are outside the control of the Company. These uncertainties and other factors include the uncertainty of market acceptance of any potential service offerings relating to types of stem cells other than cord blood stem cells, including the C’elle service, given that menstrual stem cells and other new stem cells have not yet been used in human therapies, and treatment applications using such stem cells are not likely to be developed and commercialized for many years and are subject to further research and development and publication of scientific research; the need for additional development and testing before determining the ultimate commercial value of the Company’s intellectual property relating to the menstrual stem cells; the need to complete certain developments, including completion of clinical validation and testing, before any new process other than the C’elle service can be commercialized, and to complete the Company’s development of its final business and economic model in offering any such service; the need for continued significant marketing expenditures in connection with the umbilical cord blood stem cell business; any adverse effect or limitations caused by recent increases in government regulation of stem cell storage facilities; any increased competition in our business; any decrease or slowdown in the number of people seeking to store umbilical cord blood stem cells or decrease in the number of people paying annual storage fees; especially given the recent major decline in economic conditions, consumer spending and confidence; any adverse impacts on our revenue or operating margins due to the costs associated with increased growth in our business, including the possibility of unanticipated costs relating to the operation of our new facility; any technological breakthrough or medical breakthrough that would render the Company’s business of stem cell preservation obsolete; any material failure or malfunction in our storage facilities; any natural disaster such as a tornado, other disaster (fire) or act of terrorism that adversely affects stored specimens; the costs associated with defending or prosecuting litigation matters and any material adverse result from such matters; decreases in asset valuations; any negative consequences resulting from deriving, shipping and storing specimens at a second location; and other risks and uncertainties. The foregoing list is not exhaustive, and the Company disclaims any obligations to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed by the Company.